UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2008

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission File Number)	(IRS Employer Identification No.)

500 George Washington Highway

Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

                                                (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                                                (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  Adoption of 2008 Cash Bonus Plan.   On January 31, 2008, the Compensation Committee of the Board of Directors of FGX International Holdings Limited (the “Company”) adopted the 2008 Cash Bonus Plan (the “Plan”) for the Company’s fiscal year ending January 3, 2009.  Bonus payouts under the Plan will constitute Performance Units under the Company’s 2007 Incentive Compensation Plan.  The Compensation Committee designated employees serving in the position of vice president and above of the Company (“Executive Officers”), and the Chief Executive Officer may designate certain other key employees of the Company or its subsidiaries, to participate in the Plan.

The Compensation Committee approved a target bonus amount, expressed as a percentage of salary, for each Executive Officer.  The following table sets forth the target bonus percentage for the Company’s principal executive officer, principal financial officer and each other named executive officer.

		Target as a % of
Executive Officer	Title	Base Salary
Alec Taylor	Chief Executive Officer	50
John Flynn Jr.	President	50
Gerald Kitchen	Exec. VP — Operations	50
Anthony Di Paola	Exec. VP — Chief Financial Officer	50
Steven Crellin	Exec. VP — Sales	50

Bonus payouts under the Plan will be based on the Company’s achievement of an earnings per share (EPS) goal for fiscal 2008 set by the Compensation Committee, as adjusted to exclude certain non-recurring items that occur outside of the ordinary course of the Company’s business operations.  Achievement of the adjusted EPS goal will produce bonus payouts equal to the target amounts, while achievement of adjusted EPS between 95% and 110% of the adjusted EPS goal will produce a commensurate reduction or increase in the bonus payouts.  There will be no bonus payout for achievement of adjusted EPS below 95% of the goal unless authorized by the Compensation Committee, and bonus payouts are capped at 110% of the target bonus amount.

After the end of the fiscal year, the Compensation Committee will evaluate the Company’s performance against the EPS goal and will determine whether a bonus payout is required for all participants.  In general, a participant must remain an employee through the date of the bonus payout to be eligible for payment.

SIGNATURES

                                                                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

February 1, 2008	By:	/s/ Alec Taylor
Alec Taylor
Chief Executive Officer